POWER OF ATTORNEY

Each of the undersigned directors and/or officers of the registrant whose individual signature appears below hereby appoints David H. Li, Scott. D. Beamer and H. Carol Bernstein, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this registration statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William P. Noglows	Chairman of the Board	June 12, 2019
William P. Noglows

/s/ David H. Li	Director, President and Chief Executive Officer (Principal Executive Officer)	June 12, 2019
David H. Li

/s/ Richard S. Hill	Director	June 12, 2019
Richard S. Hill

/s/ Barbara A. Klein	Director	June 12, 2019
Barbara A. Klein

/s/ Paul J. Reilly	Director	June 12, 2019
Paul J. Reilly

/s/ Susan M. Whitney	Director	June 12, 2019
Susan M. Whitney

/s/ Geoffrey Wild	Director	June 12, 2019
Geoffrey Wild

/s/ Scott D. Beamer	Vice President and Chief Financial Officer (Principal Financial Officer)	June 12, 2019
Scott D. Beamer

/s/ Thomas S. Roman	Principal Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 12, 2019
Thomas S. Roman